Exhibit 10.10

Confidential Treatment Requested by Extend Health, Inc.

Extend Health, Inc.

Written Description of

FY 2012 Executive Incentive Compensation Plan

Covering Named Executive Officers

Extend Health, Inc. (the “Company”) maintains a cash incentive plan that covers certain officers, including the Chief Executive Officer and the Company’s other named executive officers (the “Plan”). Under current practice, the Compensation Committee (the “Committee”) makes annual cash awards under the Plan to executive officers to recognize and reward performance. The effective period of the Plan is July 1, 2011 to June 30, 2012.

Bonus Target

The target award opportunities for our named executive officers are as follows:

Named Executive Officer	Target Award Opportunity (fixed $ or % of base salary)
Bryce A. Williams	[***]
Terri L. Brncic	[***]
Joseph J. Murad	[***]
Cameron C. Liljenquist	[***]
Brian R. Bohlig	[***]

Bonus Weighting & Corporate Performance Measures

Annual cash awards under the Plan are based 100% on corporate performance measures. The following table summarizes the key objectives in each performance area and related achievement levels:

Performance Area	Description	Weighting
Financial Measures	• Maintain financial profitability • Adhere to departmental budgets • Reduce cost per enrollment	[***]%

Internal Business Drivers	• Achieve new enrollment targets	[***]%

Customer Focus	• Improve overall consumer satisfaction score • Measure client and customer satisfaction • Implement compliance program • Initiate market awareness program	[***]%

Innovation	• Execute projects relating to client and customer dashboards • Iterate on product roadmap and develop market differentiation	[***]%

These objectives are reviewed and approved by the Committee on a semi-annual and annual basis. Based on the achievement against these performance objectives, the executive officers are entitled to receive cash awards, which are approved by the Committee and paid on an annual basis after June 30, 2012, subject to employment through the payment date.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.